                                                                  Exhibit 3.3

                                     BY-LAWS



                                       OF



                           SAMUAL HAMMAN GRAPHIX, INC.



                              A NEVADA CORPORATION





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                                TABLE OF CONTENTS


ARTICLE I OFFICES                                                         1

Section 1.01 Registered Office                                            1
Section 1.02 Locations of Office                                          1

ARTICLE II STOCKHOLDERS                                                   1

Section 2.01 Annual Meeting                                               1
Section 2.02 Special Meeting                                              1
Section 2.03 Place of Meetings                                            1
Section 2.04 Notice of Meetings                                           2
Section 2.05 Waiver of Notice                                             2
Section 2.06 Fixing Record Date                                           2
Section 2.07 Voting Lists                                                 2
Section 2.08 Quorum                                                       3
Section 2.09 Vote Required                                                3
Section 2.10 Voting of Stock                                              3
Section 2.11 Proxies                                                      3
Section 2.12 Written Consent to Action by Stockholders                    4

ARTICLE III DIRECTORS                                                     4

Section 3.01 Number, Term, and Qualifications                             4
Section 3.02 Vacancies and Newly Created Directorships                    4
Section 3.03 General Powers                                               5
Section 3.04 Regular Meetings                                             5
Section 3.05 Special Meetings                                             5
Section 3.06 Meetings by Telephone Conference Call                        5
Section 3.07 Notice                                                       5
Section 3.08 Quorum                                                       5
Section 3.09 Manner of Acting                                             5
Section 3.10 Compensation                                                 6
Section 3.11 Presumption of Assent                                        6
Section 3.12 Resignations                                                 6
Section 3.13 Written Consent to Action by Directors                       6
Section 3.14 Removal                                                      6

ARTICLE IV OFFICERS                                                       6

Section 4.01      Number                                                  6

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Section 4.02 Election, Term of Office, and Qualification                  6
Section 4.03 Subordinate Officers, Etc.                                   7
Section 4.04 Resignations                                                 7
Section 4.05 Removal                                                      7
Section 4.06 Vacancies and Newly Created Offices                          7
Section 4.07 The Chairman of the Board                                    7
Section 4.08 The President                                                7
Section 4.09 The Vice Presidents                                          8
Section 4.10 The Secretary                                                8
Section 4.11 The Treasurer                                                9
Section 4.12 Chief Executive Officer or General Manager                  10
Section 4.13 Salaries                                                    10
Section 4.14 Surety Bonds                                                10

ARTICLE V EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
AND DEPOSIT OF CORPORATE FUNDS                                           11

Section 5.01 Execution of Instruments                                    11
Section 5.02 Loans                                                       11
Section 5.03 Deposits                                                    11
Section 5.04 Checks, Drafts, etc.                                        11
Section 5.05 Bonds and Debentures                                        11
Section 5.06 Sale, Transfer, etc. of Securities                          12
Section 5.07 Proxies                                                     12

ARTICLE VI CAPITAL SHARES                                                12

Section 6.01 Stock Certificates                                          12
Section 6.02 Transfer of Stock                                           12
Section 6.03 Regulations                                                 13
Section 6.04 Maintenance of Stock Ledger at Principal Place of Business  13
Section 6.05 Transfer Agents and Registrars                              13
Section 6.06 Closing of Transfer Books and Fixing of Record Date         13
Section 6.07 Lost or Destroyed Certificates                              13

ARTICLE VII EXECUTIVE COMMITTEE AND OTHER COMMITTEES                     14

Section 7.01 How Constituted                                             14
Section 7.02 Powers                                                      14
Section 7.03 Proceedings                                                 14
Section 7.04 Quorum and Manner of Acting                                 14
Section 7.05 Resignations                                                15
Section 7.06 Removal                                                     15

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Section 7.07 Vacancies                                                   15
Section 7.08 Compensation                                                15

ARTICLE VIII INDEMNIFICATION, INSURANCE, AND OFFICER
AND DIRECTOR CONTRACT                                                    15

Section 8.01 Indemnification: Third Party Actions                        15
Section 8.02 Indemnification: Corporate Actions                          16
Section 8.03 Determination                                               16
Section 8.04 Advances                                                    16
Section 8.05 Scope of Indemnification                                    16
Section 8.06 Insurance                                                   17
Section 8.07 Officer and Director Contracts                              17

ARTICLE IX FISCAL YEAR                                                   18

ARTICLE X DIVIDENDS                                                      18

ARTICLE XI AMENDMENTS                                                    19

CERTIFICATE OF SECRETARY                                                 19




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                                     BY-LAWS

                                       OF

                           SAMUAL HAMMAN GRAPHIX, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1.01 Registered Office. The initial registered office shall be in the city of Carson City, county of Carson City, state of Nevada. The registered office may be changed from time to time by resolution of the board of directors, subject to compliance with the laws of the state of Nevada.

     Section 1.02 Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

                             ARTICLE II STOCKHOLDERS

     Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting on the second Tuesday of the fourth month following the end of the corporation's fiscal year or at such other time designated by the board of directors and as is provided for in the notice of the meeting, beginning with the year following the year in which the articles of incorporation are filed; provided, that whenever such date falls on a legal holiday, the meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 2.02 Special Meetings. Special meetings of the stockholders may be called at any time by the chairman of the board, the president, or by the board of directors, or in their absence or disability, by a vice president. Special meetings may also be called on the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the president or secretary.

     Section 2.03 Place of Meetings. The board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state of



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incorporation, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be at the principal office of the corporation.

     Section 2.04 Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, place and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least ten days, but not more than sixty days, prior to the meeting, to each stockholder of record entitled to vote.

     Section 2.05 Waiver of Notice. Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning, of the meeting, to the transaction of any business because the meeting, is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

     Section 2.06 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting, of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any chance, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

     Section 2.07 Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger,

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the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 2.08 Quorum. Stock representing one-half of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.09 Vote Required. Except as provided in section 3.01 of these by-laws regarding election of directors, when a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.10 Voting of Stock. Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation's capital stock by the articles of incorporation.

     Section 2.11 Proxies. At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that the telegram, cablegram, or other electronic transmission is valid, the persons appointed by the corporation to count the votes of the stockholders and determine the validity of proxies and ballots or other persons

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making those determinations must specify the information upon which they relied.
Any copy, communication by telecopier, or other reliable reproduction of the original writing or electronic transmission authorized by this section may be substituted for the original writing, or transmission for any purpose for which the original writing or transmission could be used, if the copy, communication by telecopier, or other reproduction is a complete reproduction of the entire original writing or transmission. Any instrument authorizing a proxy to act shall be delivered at the beginning of the stockholders meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or, if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument upon all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held. Persons whose shares are pledged shall be entitled to vote their pledged shares, unless the transfer by the pledgor in the books of the corporation to perfect the pledge of shares shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon. No proxy shall be voted or acted on after six months from its date, unless the proxy provides for a longer period.

     Section 2.12 Written Consent to Action by Stockholders. Unless otherwise provided in the articles of incorporation any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.01 Number, Term, and Qualifications. The number of directors which shall constitute the whole board shall be not less than one nor more than eleven. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting of the stockholders or a special meeting called for such purpose, except as provided in section 3.02 of this article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation. Each directorship shall be filled by election of a nominee for each such directorship by a plurality of the vote cast at any meeting of stockholders in which directors are elected.

     Section 3.02 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director,

                                       -4-

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and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.03 General Powers. The business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the articles of incorporation, or by-laws directed or required to be exercised or done by the stockholders.

     Section 3.04 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law immediately following, and at the same place as, the annual meeting of stockholders. The board of directors may provide by resolution, the time and place either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.05 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president, vice president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

     Section 3.06 Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 3.07 Notice. Notice of any special meeting shall be given at least three days prior thereto by written notice delivered personally or mailed to each director at his regular business address or residence, or by telegram, cablegram, or other means of electronic transmission, including telecopier. If mailed, such notice shall be deemed to be delivered when deposited in United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by cablegram or other means of electronic transmission, such notice shall be deemed to be delivered at the time actually transmitted. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.08 Quorum. A majority of the number of directors comprising the board from time to time shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                                       -5-

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     Section 3.09 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, and individual directors shall have no power as such.

     Section 3.10 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.12 Resignations. A director may resign at any time by delivering a written resignation to either the president, a vice president, the secretary or assistant secretary, if any. The resignation shall become effective on its acceptance by the board of directors; provided, that if the board has not acted thereon within ten days from the date presented, the resignation shall be deemed accepted.

     Section 3.13 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

     Section 3.14 Removal. At a meeting expressly called for that purpose, one or more directors may be removed by a vote of two-thirds of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01 Number. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be appointed by the board of directors, including, a chairman of the board, chief executive, operating, or financial officer, one or more vice presidents, an assistant secretary, an assistant treasurer, or a general manager.

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     Section 4.02 Election, Term of Office and Qualifications. The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these by-laws. Any one person may hold any two or more of such offices. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office, unless there is only one such person. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

     Section 4.03 Subordinate Officers, Etc. The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities and duties. Subordinate officers need not be stockholders or directors.

     Section 4.04 Resignation. Any officer may resign at any time by delivering a written resignation to the board of directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 4.05 Removal. Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section 4.03 hereof may also be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the board of directors.

     Section 4.06 Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting.

     Section 4.07 The Chairman of the Board. The chairman of the board, if there be such an officer, shall have the following powers and duties:

         (a)      He shall preside at all stockholders' meetings;

         (b)      He shall preside at all meetings of the board of directors;
                  and

         (c)      He shall be a member of the executive committee, if any.

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     Section 4.08 The President. The president shall have the following powers and duties:

     (a) If no chief executive or operating officer or general manager has been appointed, he shall be the chief executive officer of the corporation, and, subject to the direction of the board of directors, shall have general charge of the business, affairs and property of the corporation and general supervision over its officers, employees and agents.

     (b) If no chairman of the board has been chosen, or if such officer is absent or disabled, he shall preside at meetings of the stockholders and board of directors.

     (c) He shall be a member of the executive committee, if any.

     (d) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors.

     (e) He shall have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

     Section 4.09 The Vice Presidents. The board of directors may, from time to time, designate and elect one or more vice presidents, one of whom may be designated to serve as executive vice president. Each vice president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the president. At the request or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the board of directors or, in the absence of such designation by the board of directors, by the president, as senior vice president, shall perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

     Section 4.10 The Secretary. The secretary shall have the following powers and duties:

     (a) He shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors in books provided for that purpose.

     (b) He shall cause all notices to be duly given in accordance with the provisions of these by-laws and as required by statute.

     (c) He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these by-laws, and when so affixed he may attest the same.

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     (d) He shall see that the books, reports, statements, certificates and other documents and records required by statute are properly kept and filed.

     (e) He shall have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such `holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He shall cause the stock ledger referred to in section 6.04 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section.

     (f) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors.

     (g) He shall perform in general all duties incident to the office of secretary and such other duties as are given to him by these by-laws or as from time to time may be assigned to him by the board of directors or the president.

     Section 4.11 The Treasurer. The Treasurer shall have the following powers and duties:

     (a) He shall have charge and supervision over and be responsible for the monies, securities, receipts and disbursements of the corporation.

     (b) He shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 5.03 hereof.

     (c) He shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.04 hereof) drawn upon the authorized depositories of the corporation, and cause to be taken and presented vouchers or other records for all monies disbursed.

     (d) He shall render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so.

     (e) He shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours.

     (f) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation.

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     He shall perform in general all duties incident to the office of treasurer and such other duties as are given to him by these by-laws or as from time to time may be assigned to him by the board of directors or the president.

     Section 4.12 Chief Executive Officer or General Manager. The board of directors may employ and appoint a chief executive or operating officer or general manager who may, or may not, be one of the officers or directors of the corporation. Such officer or manager, if any, shall have the following powers and duties.

     (a) He shall be the chief executive officer of the corporation and, subject to the directions of the board of directors, shall have general charge of the business affairs and property of the corporation and general supervision over its officers, employees and agents.

     (b) He shall have the exclusive management of the business of the corporation and of all of its dealings, but at all times subject to the control of the board of directors.

     (c) Subject to the approval of the board of directors or the executive committee, if any, he shall employ all employees of the corporation, or delegate such employment to subordinate officers, or such division chiefs, and shall have authority to discharge any person so employed.

     (d) He shall make a report to the president and directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation, and shall perform such other duties as the board of directors shall require.

     Section 4.13 Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or the agents appointed in accordance with the provision of section
4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

     Section 4.14 Surety Bonds. In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, monies or securities of the corporation which may come into his hands.

                                    ARTICLE V

                  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                         AND DEPOSIT OF CORPORATE FUNDS

     Section 5.01 Execution of Instruments. Subject to any limitation contained in the articles of incorporation or these by-laws, the president or any vice president or the general manager, if any, may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the articles of incorporation or in these by-laws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

     Section 5.02 Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred or conveyed as security for the payment of any loan, advance, indebtedness or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

     Section 5.03 Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

     Section 5.04 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these by-laws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

     Section 5.05 Bonds and Debentures. Every bond and debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

     Section 5.06 Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements and assignments of stocks, bonds and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in a writing incident to any such sale, transfer, endorsement or assignment, shall be effected by the president, or by any vice president, together with the secretary, or by any officer or agent thereunto authorized by the board of directors.

     Section 5.07 Proxies. Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the board of directors.

                                   ARTICLE VI

                                CAPITAL SALARIES

     Section 6.01 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or any vice president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class or series of stock owned by him in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or any assistant transfer agent, or (b) registered by a registrar, the signature of any such president, vice president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures shall have been used thereon, has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered upon the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class or series of such stock and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "canceled" with the date of cancellation.

     Section 6.02 Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

     Section 6.03 Regulations. Subject to the provisions of the articles of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption and registration of certificates for stock of the corporation.

     Section 6.04 Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or books where more than one kind, class or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names alphabetically arranged of original stockholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

     Section 6.05 Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

     Section 6.06 Closing of Transfer Books and Fixing of Record Date.

     (a) The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed sixty days preceding the date of any meeting of the stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

     (b) In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or to give such consent.

         (c) If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed or such record date shall be set at least ten days immediately preceding such meeting.

     Section 6.07 Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the board of directors may direct, and with such surety or sureties as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

                                   ARTICLE VII

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 7.01 How Constituted. The board of directors may designate an executive committee and such other committees as the board of directors may deem appropriate, each of which committees shall consist of one or more directors. Members of the executive committee and of any such other committee shall be designated annually at the annual meeting of the board of directors; provided, however, that at any time the board of directors may abolish or reconstitute the executive committee or any other committee. Each member of the executive committee and of any other committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these by-laws.

     Section 7.02 Powers. During the intervals between meetings of the board of directors, the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the board of directors or to amend these by-laws, and except for such powers as by law may not be delegated by the board of directors to an executive committee.

     Section 7.03 Proceedings. The executive committee, and such other committees as may be designated hereunder by the board of directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and upon such notice (or without notice) as it shall determine from time to time. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

     Section 7.04 Quorum and Manner of Acting. At all meetings of the executive committee, and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee, and of such other committees as may be designated hereunder by the board of directors, shall act only as a committee and the individual members thereof shall have no powers as such.

     Section 7.05 Resignations. Any member of the executive committee, and of such other committees as may be designated hereunder by the board of directors, may resign at any time by delivering a written resignation to either the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 7.06 Removal. The board of directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

     Section 7.07 Vacancies. If any vacancy shall occur in the executive committee or in any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continue to act, unless such committee consisted of more than one member prior to the vacancy or vacancies and is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the board or directors.

     Section 7.08 Compensation. The board of directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by, it hereunder, who is not an active salaried employee of the corporation for attendance at each meeting, of the said committee.

                                  ARTICLE VIII

                         INDEMNIFICATION, INSURANCE, AND
                         OFFICER AND DIRECTOR CONTRACTS

     Section 8.01 Indemnification: Third Party Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 8.02 Indemnification: Corporate Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue, or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines on application that in view of all circumstances of the case, is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections
8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection the defense. Any indemnification under sections 8.01 and 8.02, unless ordered by a court or advanced pursuant to section 8.04, must be made by the corporation only as authorized in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding; (ii) if a majority vote of a quorum consisting of directors who are not parties to the act, suit, or proceeding so orders, by independent legal counsel in a written opinion; (iii) if a quorum consisting of directors who are not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion; or (iv) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

     Section 8.04 Advances. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding on receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

     Section 8.05 Scope of Indemnification. The indemnification and advancement of expenses authorized in or ordered by the corporation pursuant to sections 8.01, 8.02. 8.04.

     (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses, including corporate personnel other than directors or officers, may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors, or otherwise for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 8.02 or for the advancement of expenses made pursuant to section 8.04, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the case of action; and

     (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

     Section 8.06 Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability and expenses. The other financial arrangements made by the corporation pursuant to this section 8.06 may include the creation of a trust fund, the establishment of a program of self-insurance, the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation, the establishment of a letter of credit, guarantee, or surety, all as may be determined by resolution of the board of directors; provided, that no financial arrangement made pursuant to this section
8.06 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     (a) Any insurance or other financial arrangement made on behalf of a person pursuant to this section 8.06 may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     (b) In the absence of fraud, the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section 8.06 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     Section 8.07 Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, firm, or association in which one or more of the corporation's directors or officers are directors, officers, or financially interested, including, but not by way of limitation, the making of a loan to, or advancing the credit of the corporation for the benefit of, a director, officer, or affiliate of a director or officer, is either void or voidable solely on the basis of such relationship or solely, because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorized or approved the contract, transaction, or loan, or because the vote or votes of common or interested directors are counted for such purpose, if:

     (a) the fact of the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes and the board or committee shall authorize, approve, or ratify the contract transaction, or loan in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors.

     (b) the fact that the common directorship or financial interest is disclosed or known to the stockholders and they approve or ratify the contract, transaction, or loan in good faith by a majority vote of stockholders holding a majority of shares entitled to vote (the votes of the common or interested directors or officers must be counted in any such vote of stockholders).

     (c) the fact of the common directorship or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

     (d) the contract, transaction, or loan is fair as to the corporation at the time it is authorized or approved.

                                   ARTICLES IX

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                    ARTICLE X

                                    DIVIDENDS

     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and upon the terms and conditions provided by the articles of incorporation and by law.

                                   ARTICLE XI

                                   AMENDMENTS

     All by-laws of the corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration, or repeal, and new by-laws may be made, except that no by-law adopted or amended by the stockholders shall be altered or repealed by the board of directors.

                            CERTIFICATE OF SECRETARY

     The undersigned does hereby certify that she is the secretary of SAMUAL HAMMAN GRAPHIX, INC., a corporation duly organized and existing under and by virtue of the laws of the state of Nevada; that the above and foregoing by-laws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated August 31, 1993, and that the above and foregoing by-laws are now in full force and effect and supersede and replace any prior by-laws of the corporation.

DATED this 20th day of August, 1996.


                                       /s/ Gary G. McCann
                                       --------------------------
                                       Gary G. McCann, Secretary